Exhibit 99.1

PDL Community Bancorp Announces 2019 Fourth Quarter Results

New York (February 28, 2020): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of ($7.5 million), or ($0.43) per basic and diluted share, for the fourth quarter of 2019, compared to net income of $709,000, or $0.04 per basic and diluted share, for the prior quarter and net income of $635,000, or $0.04 per basic and diluted share, for the fourth quarter of 2018. For the year ended December 31, 2019, the net loss was ($5.1 million), or ($0.29) per basic and diluted share, compared to net income of $2.7 million, or $0.15 per basic and diluted share for the year ended December 31, 2018.

The reduction in net income during the fourth quarter of 2019 was due primarily to a one-time charge of $9.9 million ($7.8 million net of tax effect) related to the termination of the Company’s Defined Benefit Plan. Excluding the one-time charge, the Company would have reported net income of $393,000, or $0.02 per basic and diluted share, for the three months ended December 31, 2019 and net income of $2.7 million, or $0.16 per basic and diluted share, for the year ended December 31, 2019. See the Non-GAAP Reconciliation at the end of this earnings release.

Carlos P. Naudon, President and CEO remarked that, “the Company’s focus in the fourth quarter of 2019 was to increase stakeholder value by ending continuing expenses and unpredictable liabilities associated with the terminated Defined Benefit Plan, and deploying capital by repurchasing common shares through another share repurchase program.”

Net Income

The $8.2 million decrease in net income from the prior quarter reflects a $10.1 million, or 108.6%, increase in noninterest expense mainly the result of the one-time charge of $9.9 million related to the termination of the Company’s Defined Benefit Plan, of which $7.8 million was previously being recognized in accumulated other comprehensive income (loss), a $2.1 million charge-off related to the deferred tax asset associated with the Defined Benefit Plan, a $211,000, or 1.6%, decrease in interest and dividend income, and a $81,000 increase in provision for loan losses, offset by a $2.2 million decrease in provision for income taxes, an $86,000, or 14.9%, increase in noninterest income and a $8,000, or 0.3%, decrease in interest expense.

The $8.1 million decrease in net income from the fourth quarter of 2018 reflects a $10.4 million, or 114.6%, increase in noninterest expense, mainly the result of the one-time charge related to the termination of the Company’s Defined Benefit Plan and charge-off related to deferred tax asset previously discussed, a $461,000, or 17.0%, increase in interest expense and a $150,000, or 18.4%, decrease in noninterest income offset by a $2.4 million decrease in provision for income taxes, a $416,000, or 3.4%, increase in interest and dividend income and a $120,000, or 55.8%, decrease in provision for loan losses.

The net loss for the year ended December 31, 2019 was ($5.1 million) compared to net income of $2.7 million for the year ended December 31, 2018. The net loss reflects a $12.1 million, or 34.9%, increase in noninterest expense mainly driven by the one-time charge related to the termination of the Company’s Defined Benefit Plan previously discussed, a $2.9 million, or 30.2%, increase in interest expense and a $255,000, or 8.7%, decrease in noninterest income, offset by an increase of $4.3 million, or 9.4%, in interest and dividend income, a $2.0 million, or 182.4%, decrease in provision for income taxes and a $991,000, or 79.3%, decrease in provision for loan losses.

Net Interest Margin

The net interest margin decreased by 12 basis points to 3.71% for the three months ended December 31, 2019 from 3.83% for the three months ended September 30, 2019, while the net interest rate spread decreased by 10 basis points to 3.34% from 3.44% for the same periods. Average interest-earning assets increased by $10.9 million, or 1.1%, to $1,021.8 million for the three months ended December 31, 2019 from $1,010.9 million for the three months ended September 30, 2019. The average yield on interest-earning assets decreased by 13 basis points to 4.95% from 5.08%, for the same periods. Average interest-bearing liabilities increased by $12.7 million, or 1.7%, to $782.1 million for the three months ended December 31, 2019 from $769.4 million for the three months ended September 30, 2019. The average rate on interest-bearing liabilities decreased by 3 basis points to 1.61% from 1.64% for the same periods.

The net interest margin decreased by 19 basis points to 3.71% for the three months ended December 31, 2019 from 3.90% for the three months ended December 31, 2018, while the net interest rate spread decreased by 18 basis points to 3.34% from 3.52% for the same periods. Average interest-earning assets increased by $45.2 million, or 4.6%, to $1,021.8 million for the three months ended December 31, 2019 from $976.6 million for the three months ended December 31, 2018. The average yield on interest-earning assets decreased by 6 basis points to 4.95% from 5.01% for the same periods. Average interest-bearing liabilities increased by $55.0 million, or 7.6%, to $782.1 million for the three months ended December 31, 2019 from $727.1 million for the three months ended December 31, 2018. The average rate on interest-bearing liabilities increased by 13 basis points to 1.61% from 1.48% for the same periods.

Noninterest Income

Noninterest income increased to $665,000 for the three months ended December 31, 2019, up $86,000, or 14.9%, from $579,000 for the three months ended September 30, 2019. The increase was attributable to increases of $54,000, or 36.0%, in late and prepayment charges related to mortgage loans, $19,000, or 7.7%, in service charges and fees, $7,000, or 19.4%, in brokerage commissions and $6,000, or 4.1%, in other noninterest income.

Noninterest income decreased to $665,000 for the three months ended December 31, 2019, down $150,000, or 18.4%, from $815,000 for the three months ended December 31, 2018. The decrease was mainly attributable to decreases of $74,000, or 26.6%, in late and prepayment charges related to mortgage loans, $65,000, or 60.2%, in brokerage commissions and $60,000, or 28.3%, in other noninterest income offset by an increase of $49,000, or 22.6%, in service charges and fees.

Noninterest Expense

Noninterest expense was $19.5 million for the three months ended December 31, 2019, up $10.1 million, or 108.6%, from $9.3 million for the three months ended September 30, 2019. The increase was mainly the result of the one-time charge related to the termination of the Company’s Defined Benefit Plan and charge-off related to deferred tax asset previously discussed. The increase was also the result of increases in occupancy and equipment expenses of $83,000 as a result of rebranding and branch renovation initiatives; professional fees of $82,000; compensation and benefits expense of $59,000 as a result of expenses related to new hires; office supplies, telephone and postage expenses of $35,000 and in other operating expenses of $31,000 mainly due to a credit from the Federal Deposit Insurance Corporation in the amount of $205,000 related to our FDIC deposit insurance assessment that occurred during the previous quarter. The increase in noninterest expense was partially offset by decreases in insurance and surety bond premiums of $44,000; regulatory dues of $12,000; direct loan expenses of $12,000, marketing and promotional expenses of $7,000; and, data processing expenses of $4,000.

Noninterest expense increased $10.4 million, or 114.6%, to $19.5 million for the three months ended December 31, 2019 from $9.1 million for the three months ended December 31, 2018. The increase was mainly the result of the one-time charge related to the termination of the Company’s Defined Benefit Plan and charge-off related to deferred tax asset previously discussed. The increase was also the result of increases in compensation and benefits expense of $355,000 as a result of expenses related to restricted stock and stock options; occupancy and equipment of $147,000 as a result of rebranding and branch renovation initiatives; data processing expenses of $37,000 as a result of system enhancements and implementation charges related to software upgrades and additional products; other operating expenses of $21,000; professional fees of $13,000 and insurance and surety bond premiums of $8,000. The increase in noninterest expense was partially offset by decreases in direct loan expenses of $46,000; office supplies, telephone and postage expenses of $33,000; and, marketing and promotional expenses of $29,000.

Asset Quality

Nonperforming assets increased to $11.6 million, or 1.10% of total assets, at December 31, 2019, from $10.3 million, or 0.94% of total assets, at September 30, 2019 and $6.8 million, or 0.64% of total assets, at December 31, 2018. The increase from September 30, 2019 is mainly attributable to increases of nonaccrual in 1-4 family residential loans of $987,000 and nonresidential loans of $455,000. The increase from December 31, 2018 is mainly attributable to increases of nonaccrual in 1-4 family residential loans of $1.9 million and nonresidential loans of $2.9 million.

There was a $95,000 provision for loan losses for the quarter ended December 31, 2019, compared to $14,000 for the quarter ended September 30, 2019 and $215,000 for the quarter ended December 31, 2018. The allowance for loan losses was $12.3 million, or 1.27% of total loans, at December 31, 2019, compared to $12.2 million, or 1.27% of total loans, at September 30, 2019 and $12.7 million, or 1.36% of total loans, at December 31, 2018. Net recoveries totaled $74,000 for the quarter ended December 31, 2019, compared to net charge-offs of $372,000 for the quarter ended September 30, 2019 and net recoveries totaled $78,000 for the quarter ended December 31, 2018.

Balance Sheet

Total assets decreased $6.1 million, or 0.6%, to $1,053.8 million at December 31, 2019 from $1,059.9 million at December 31, 2018. The decrease in total assets is mainly attributable to decreases in cash and cash equivalents of $42.1 million and available-for-sale securities of $5.6 million offset by increases in net loans receivable of $37.2 million. The increase in net loans receivable was primarily due to increases of $17.7 million, or 7.6%, in multifamily residential loans, $11.7 million, or 13.4%, in construction and land loans, $10.3 million, or 5.2%, in nonresidential properties loans, $1.2 million, or 0.3%, in 1-4 family residential loans and $163,000, or 15.3%, in consumer loans offset by a decrease of $4.8 million, or 30.8%, in business loans.

Total deposits decreased $27.7 million, or 3.4%, to $782.0 million at December 31, 2019 from $809.8 million at December 31, 2018. The decrease in deposits was mainly attributable to decreases of $34.6 million, or 8.2%, in certificates of deposit and $6.4 million, or 5.5% in demand deposits offset by an increase of $13.3 million, or 4.9%, in savings, NOW, reciprocal deposits (certificates of deposits and money market) and money market accounts. The $13.3 million increase in savings, NOW, reciprocal deposits and money market accounts was mainly attributable to increases of $22.5 million, or 34.9%, in money market accounts, and $2.1 million, or 6.8%, in NOW/IOLA accounts, offset by decreases of $7.0 million, or 5.7%, in savings accounts and $4.3 million, or 8.2%, in reciprocal deposits.

Total stockholders’ equity was $158.4 million at December 31, 2019, compared to $169.2 million at December 31, 2018. The decrease in stockholders’ equity was mainly attributable to $15.8 million of stock repurchases, a net loss of $5.1 million offset by a net $7.8 million adjustment to accumulated other comprehensive loss related to the termination of Defined Benefit Plan, $1.2 million of expenses related to restricted stock units, $707,000 of expenses related to the Company’s Employee Stock Ownership Plan, $311,000 related to unrealized gain on available-for-sale securities and $101,000 of expenses related to stock options.

Steven A. Tsavaris, Executive Chairman, remarked that, “on May 20, 2019 we announced that the Company had entered into a definitive agreement whereby the Company would acquire all of the capital stock of Mortgage World Bankers and we had anticipated regulatory approval in 2019. However, approval is taking longer than anticipated. We are looking forward to receiving regulatory approval as we anticipate that this transaction will enhance our mortgage origination capacity and provide us a path to the secondary markets."

On February 7, 2019, the Bank announced that it had entered into an Agreement of Sale to sell real estate (related to a relocated branch office) located at 30 East 170th Street, Bronx, New York. The purchase price for the real estate is $4.9 million. The Bank’s carrying value of the property as of December 31, 2019 was $0. The Bank has and will incur expenses related to the sale of the property which will impact the accounting for the sale. The consummation of the sale is now anticipated to be completed during the first half of 2020.

The Company and the Bank exceeded all regulatory capital requirements to be deemed well-capitalized at December 31, 2019. The Bank’s total capital to risk-weighted assets ratio was 18.62%, the tier 1 capital to risk-weighted assets ratio and the common equity tier 1 capital ratio were both 17.36%, and the tier 1 capital to total assets ratio was 12.92% at December 31, 2019, compared to 19.39%, 18.14%, and 13.66%, at December 31, 2018, respectively.

The Company adopted a share repurchase program effective March 25, 2019 which expired on September 24, 2019. Under that program, the Company was permitted to repurchase up to 923,151 shares of the Company’s common stock, or approximately 5% of the Company’s then current issued and outstanding shares. On November 13, 2019, the Company adopted a second share repurchase program. Under this program, the Company may repurchase up to 878,835 shares of the Company’s common stock, or approximately

5% of the Company’s then current issued and outstanding shares. The repurchase program may be suspended or terminated at any time without prior notice, and it will expire no later than May 12, 2020.

As of December 31, 2019, the Company had repurchased an aggregate of 1,102,029 shares under the repurchase programs at a weighted average price of $14.30, which are reported as treasury stock in the consolidated statement of financial condition. Of the 1,102,029 shares of treasury stock, 90,135 shares were reissued as a result of restricted stock units that vested on December 4, 2019.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks:
Cash	$6,762	$6,425	$6,003	$5,690	$45,225
Interest-bearing deposits in banks	20,915	40,965	47,007	35,877	24,553
Total cash and cash equivalents	27,677	47,390	53,010	41,567	69,778
Available-for-sale securities, at fair value	21,504	51,966	22,154	22,166	27,144
Loans held for sale	1,030	—	—	—	—
Loans receivable, net of allowance for losses	955,737	948,548	934,236	925,099	918,509
Accrued interest receivable	3,982	3,893	3,773	3,735	3,795
Premises and equipment, net	32,746	32,805	32,205	31,777	31,135
Other real estate owned	—	—	58	—	—
Federal Home Loan Bank of New York stock (FHLBNY), at cost	5,735	8,659	4,609	2,915	2,915
Deferred tax assets	3,724	3,925	3,913	3,852	3,811
Other assets	1,621	2,802	2,158	2,485	2,814
Total assets	$1,053,756	$1,099,988	$1,056,116	$1,033,596	$1,059,901
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$782,043	$757,845	$802,408	$806,781	$809,758
Accrued interest payable	97	81	88	75	63
Advance payments by borrowers for taxes and insurance	6,348	7,780	6,059	8,099	6,037
Advances from the Federal Home Loan Bank of New York and others	104,404	169,404	79,404	44,404	69,404
Other liabilities	2,462	4,324	2,954	3,975	5,467
Total liabilities	895,354	939,434	890,913	863,334	890,729
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized	185	185	185	185	185
Treasury stock, at cost	(14,478)	(12,663)	(6,798)	(193)	—
Additional paid-in-capital	84,777	85,749	85,357	84,976	84,581
Retained earnings	93,688	101,140	100,431	99,481	98,813
Accumulated other comprehensive income (loss)	20	(7,947)	(7,941)	(8,035)	(8,135)
Unearned compensation - ESOP	(5,790)	(5,910)	(6,031)	(6,152)	(6,272)
Total stockholders' equity	158,402	160,554	165,203	170,262	169,172
Total liabilities and stockholders' equity	$1,053,756	$1,099,988	$1,056,116	$1,033,596	$1,059,901

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Interest and dividend income:
Interest on loans receivable	$12,488	$12,663	$12,060	$12,095	$12,026
Interest on deposits due from banks	73	117	278	149	170
Interest and dividend on available-for-sale securities and FHLBNY stock	181	173	76	138	130
Total interest and dividend income	12,742	12,953	12,414	12,382	12,326
Interest expense:
Interest on certificates of deposit	1,921	1,896	1,904	1,956	2,078
Interest on other deposits	616	759	821	631	320
Interest on borrowings	643	533	345	333	321
Total interest expense	3,180	3,188	3,070	2,920	2,719
Net interest income	9,562	9,765	9,344	9,462	9,607
Provision for loan losses	95	14	—	149	215
Net interest income after provision for loan losses	9,467	9,751	9,344	9,313	9,392
Noninterest income:
Service charges and fees	266	247	228	230	217
Brokerage commissions	43	36	24	109	108
Late and prepayment charges	204	150	262	139	278
Other	152	146	172	275	212
Total noninterest income	665	579	686	753	815
Noninterest expense:
Compensation and benefits	4,726	4,667	4,476	5,014	4,371
Loss on termination of pension plan	9,930	—	—	—	—
Occupancy and equipment	2,026	1,943	1,732	1,911	1,879
Data processing expenses	394	398	431	353	357
Direct loan expenses	171	183	182	156	217
Insurance and surety bond premiums	102	146	83	83	94
Office supplies, telephone and postage	316	281	271	317	349
Professional fees	1,038	956	733	510	1,025
Marketing and promotional expenses	39	46	47	26	68
Directors fees	69	69	73	83	69
Regulatory dues	58	70	47	56	60
Other operating expenses	606	575	632	582	585
Total noninterest expense	19,475	9,334	8,707	9,091	9,074
Income (loss) before income taxes	(9,343)	996	1,323	975	1,133
Provision (benefit) for income taxes	(1,891)	287	373	307	498
Net income (loss)	$(7,452)	$709	$950	$668	$635
Earnings (loss) per share:
Basic	$(0.43)	$0.04	$0.05	$0.04	$0.04
Diluted	$(0.43)	$0.04	$0.05	$0.04	$0.04

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2019	2018	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$49,306	$44,948	$4,358	9.70%
Interest on deposits due from banks	617	679	(62)	(9.13%)
Interest and dividend on available-for-sale securities and FHLBNY stock	568	529	39	7.37%
Total interest and dividend income	50,491	46,156	4,335	9.39%
Interest expense:
Interest on certificates of deposit	7,677	7,617	60	0.79%
Interest on other deposits	2,827	974	1,853	190.25%
Interest on borrowings	1,854	899	955	106.23%
Total interest expense	12,358	9,490	2,868	30.22%
Net interest income	38,133	36,666	1,467	4.00%
Provision for loan losses	258	1,249	(991)	(79.34%)
Net interest income after provision for loan losses	37,875	35,417	2,458	6.94%
Noninterest income:
Service charges and fees	971	845	126	14.91%
Brokerage commissions	212	533	(321)	(60.23%)
Late and prepayment charges	755	606	149	24.59%
Other	745	954	(209)	(21.91%)
Total noninterest income	2,683	2,938	(255)	(8.68%)
Noninterest expense:
Compensation and benefits	18,883	17,939	944	5.26%
Loss on termination of pension plan	9,930	—	9,930	—
Occupancy and equipment	7,612	6,673	939	14.07%
Data processing expenses	1,576	1,408	168	11.93%
Direct loan expenses	692	788	(96)	(12.18%)
Insurance and surety bond premiums	414	369	45	12.20%
Office supplies, telephone and postage	1,185	1,309	(124)	(9.47%)
Professional fees	3,237	3,154	83	2.63%
Marketing and promotional expenses	158	215	(57)	(26.51%)
Directors fees	294	277	17	6.14%
Regulatory dues	231	238	(7)	(2.94%)
Other operating expenses	2,395	2,187	208	9.51%
Total noninterest expense	46,607	34,557	12,050	34.87%
Income (loss) before income taxes	(6,049)	3,798	(9,847)	(259.27%)
Provision (benefit) for income taxes	(924)	1,121	(2,045)	(182.43%)
Net income (loss)	$(5,125)	$2,677	$(7,802)	(291.45%)
Earnings (loss) per share:
Basic	$(0.29)	$0.15	N/A	N/A
Diluted	$(0.29)	$0.15	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Performance Ratios:
Return on average assets	(2.79%)	0.27%	0.37%	0.26%	0.25%
Return on average equity	(18.24%)	1.71%	2.26%	1.59%	1.49%
Net interest rate spread (1)	3.34%	3.44%	3.34%	3.46%	3.52%
Net interest margin (2)	3.71%	3.83%	3.75%	3.86%	3.90%
Noninterest expense to average assets	7.30%	3.54%	3.38%	3.59%	3.57%
Efficiency ratio (3)	190.43%	90.24%	86.81%	89.00%	87.07%
Average interest-earning assets to average interest- bearing liabilities	130.64%	131.38%	133.20%	133.93%	134.30%
Average equity to average assets	15.32%	15.71%	16.27%	16.58%	16.69%
Capital Ratios:
Total capital to risk weighted assets (bank only)	18.62%	19.29%	19.54%	19.32%	19.39%
Tier 1 capital to risk weighted assets (bank only)	17.36%	18.03%	18.29%	18.06%	18.14%
Common equity Tier 1 capital to risk-weighted assets (bank only)	17.36%	18.03%	18.29%	18.06%	18.14%
Tier 1 capital to average assets (bank only)	12.92%	13.62%	13.64%	13.56%	13.66%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.28%	1.27%	1.32%	1.33%	1.36%
Allowance for loan losses as a percentage of nonperforming loans	106.30%	117.72%	123.50%	155.87%	186.77%
Net (charge-offs) recoveries to average outstanding loans	0.03%	(0.15%)	0.00%	(0.16%)	0.03%
Non-performing loans as a percentage of total loans	1.20%	1.09%	1.08%	0.86%	0.73%
Non-performing loans as a percentage of total assets	1.10%	0.94%	0.96%	0.77%	0.64%
Total non-performing assets as a percentage of total assets	1.10%	0.94%	0.96%	0.77%	0.64%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.92%	1.73%	1.82%	1.74%	1.63%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	183	187	183	185	181

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	For the Quarters Ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2019		2019		2019		2019		2018
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$305,272	31.60%	$309,065	32.23%	$302,428	32.00%	$304,650	32.55%	$303,197	32.61%
Owner-Occupied	91,943	9.52%	90,843	9.47%	92,904	9.83%	95,449	10.20%	92,788	9.98%
Multifamily residential	250,239	25.90%	244,644	25.51%	238,974	25.28%	234,749	25.09%	232,509	25.01%
Nonresidential properties	207,225	21.45%	195,952	20.44%	197,367	20.88%	199,903	21.36%	196,917	21.18%
Construction and land	99,309	10.28%	106,124	11.07%	100,995	10.69%	84,844	9.07%	87,572	9.41%
Total mortgage loans	953,988	98.75%	946,628	98.72%	932,668	98.68%	919,595	98.27%	912,983	98.20%
Nonmortgage loans:
Business loans	10,877	1.12%	11,040	1.15%	11,373	1.20%	15,101	1.61%	15,710	1.69%
Consumer loans	1,231	0.13%	1,252	0.13%	1,151	0.12%	1,125	0.12%	1,068	0.11%
Total nonmortgage loans	12,108	1.25%	12,292	1.28%	12,524	1.32%	16,226	1.73%	16,778	1.80%
Total loans, gross	966,096	100.00%	958,920	100.00%	945,192	100.00%	935,821	100.00%	929,761	100.00%

Net deferred loan origination costs	1,970		1,788		1,562		1,727		1,407
Allowance for losses on loans	(12,329)		(12,160)		(12,518)		(12,449)		(12,659)

Loans, net	$955,737		$948,548		$934,236		$925,099		$918,509

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,312	$1,281	$1,299	$1,284	$205
Owner occupied	1,009	1,052	479	933	1,092
Multifamily residential	—	—	7	13	16
Nonresidential properties	3,555	3,099	3,288	531	706
Construction and land	1,118	1,292	1,327	1,341	1,115
Nonmortgage loans:
Business	—	—	—	275	—
Consumer	—	—	2	4	—
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$7,994	$6,724	$6,402	$4,381	$3,134

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$467	$471	$493	$1,023	$1,053
Owner occupied	2,491	2,488	2,499	1,972	1,987
Multifamily residential	—	—	—	—	—
Nonresidential properties	646	647	742	611	604
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	3,604	3,606	3,734	3,606	3,644
Total nonaccrual loans	$11,598	$10,330	$10,136	$7,987	$6,778

Real estate owned:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total real estate owned	—	—	—	—	—
Total nonperforming assets	$11,598	$10,330	$10,136	$7,987	$6,778

Accruing loans past due 90 days or more:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing loans past due 90 days or more	$—	$—	$—	$—	$—
Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$5,191	$5,226	$5,267	$5,157	$5,192
Owner occupied	2,090	2,114	2,493	3,415	3,456
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,306	1,317	1,330	1,428	1,438
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	14	35	37	40	374
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$8,601	$8,692	$9,127	$10,040	$10,460
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans	$20,199	$19,022	$19,263	$18,027	$17,238
Total nonperforming loans to total loans	1.20%	1.09%	1.08%	0.86%	0.73%
Total nonperforming assets to total assets	1.10%	0.94%	0.96%	0.77%	0.64%
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans to total assets	1.92%	1.73%	1.82%	1.74%	1.63%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended December 31,
	2019			2018
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$961,555	$12,488	5.15%	$916,625	$12,026	5.21%
Available-for-sale securities	30,729	118	1.52%	23,477	82	1.39%
Other (3)	29,484	136	1.83%	36,481	218	2.37%
Total interest-earning assets	1,021,768	12,742	4.95%	976,583	12,326	5.01%
Non-interest-earning assets	36,579			33,003
Total assets	$1,058,347			$1,009,586
Interest-bearing liabilities:
NOW/IOLA	$28,254	$37	0.52%	$29,010	$27	0.37%
Money market	126,111	543	1.71%	70,105	250	1.41%
Savings	115,881	35	0.12%	124,786	41	0.13%
Certificates of deposit	387,490	1,921	1.97%	444,950	2,078	1.85%
Total deposits	657,736	2,536	1.53%	668,851	2,396	1.42%
Advance payments by borrowers	9,156	1	0.04%	8,999	1	0.04%
Borrowings	115,231	643	2.21%	49,296	321	2.58%
Total interest-bearing liabilities	782,123	3,180	1.61%	727,146	2,718	1.48%
Non-interest-bearing liabilities:
Non-interest-bearing demand	110,790	—		107,145	—
Other non-interest-bearing liabilities	3,343	—		6,763	—
Total non-interest-bearing liabilities	114,133	—		113,908	—
Total liabilities	896,256	3,180		841,054	2,718
Total equity	162,091			168,532
Total liabilities and total equity	$1,058,347		1.61%	$1,009,586		1.48%
Net interest income		$9,562			$9,608
Net interest rate spread (4)			3.34%			3.52%
Net interest-earning assets (5)	$239,645			$249,437
Net interest margin (6)			3.71%			3.90%
Average interest-earning assets to interest-bearing liabilities			130.64%			134.30%

(1)	Annualized where appropriate.
(2)	Loans include loans and loans held for sale.
(3)	Includes FHLBNY demand account and FHLBNY stock dividends.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Years Ended December 31,
	2019			2018
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$946,159	$49,306	5.21%	$867,030	$44,948	5.18%
Available-for-sale securities	24,778	362	1.46%	26,424	381	1.44%
Other (2)	35,517	823	2.32%	42,937	828	1.93%
Total interest-earning assets	1,006,454	50,491	5.02%	936,391	46,157	4.93%
Non-interest-earning assets	35,504			33,610
Total assets	$1,041,958			$970,001
Interest-bearing liabilities:
NOW/IOLA	$27,539	$122	0.44%	$28,182	$102	0.36%
Money market	124,729	2,548	2.04%	60,113	702	1.17%
Savings	119,521	153	0.13%	125,395	167	0.13%
Certificates of deposit	403,010	7,677	1.90%	439,737	7,617	1.73%
Total deposits	674,799	10,500	1.56%	653,427	8,588	1.31%
Advance payments by borrowers	8,608	4	0.05%	7,762	4	0.05%
Borrowings	77,621	1,854	2.39%	34,886	899	2.58%
Total interest-bearing liabilities	761,028	12,358	1.62%	696,075	9,491	1.36%
Non-interest-bearing liabilities:
Non-interest-bearing demand	110,745	—		100,628	—
Other non-interest-bearing liabilities	3,900	—		5,859	—
Total non-interest-bearing liabilities	114,645	—		106,487	—
Total liabilities	875,673	12,358		802,562	9,491
Total equity	166,285			167,439
Total liabilities and total equity	$1,041,958		1.62%	$970,001		1.36%
Net interest income		$38,133			$36,666
Net interest rate spread (3)			3.40%			3.57%
Net interest-earning assets (4)	$245,426			$240,316
Net interest margin (5)			3.79%			3.92%
Average interest-earning assets to
interest-bearing liabilities			132.25%			134.52%

(1)	Loans include loans and loans held for sale.
(2)	Includes FHLBNY demand account and FHLBNY stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-GAAP Financial Measure

The Company is presenting this non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP net income and EPS referred to in this earnings release reflect adjustments related to non-recurring charges associated with the termination of the Company’s Defined Benefit Plan. Management believes that presentation of this adjusted (non-GAAP) net income and EPS information is useful to investors as it will improve comparability of core operations year over year and in future periods. A reconciliation of the GAAP information to non-GAAP net income and EPS is presented below.

Non-GAAP Reconciliation – Net Income Before Loss on Termination of Defined Benefit Plan (Unaudited)

	Quarter Ended	Earnings Per	Year Ended	Earnings Per
	December 31, 2019	Common Share (1)	December 31, 2019	Common Share (2)
	(Dollars in thousands, except per share data)
Net loss - GAAP	$(7,452)	$(0.43)	$(5,125)	$(0.29)
Loss on termination of pension plan	9,930		9,930
Income tax benefit	(2,086)		(2,086)
Net income before loss on termination of pension plan - non-GAAP	$392	$0.02	$2,719	$0.16

(1)

Basic earnings per share were computed (for the GAAP and non-GAAP basis) based on the weighted average number of shares outstanding during the three months ending December 31, 2019 (17,145,970 shares). The assumed exercise of outstanding stock options and vesting of restricted stock units were included in computing the non-GAAP diluted earnings per share and do not result in material dilution.

(2)

Basic earnings per share were computed (for the GAAP and non-GAAP basis) based on the weighted average number of shares outstanding during the year ended December 31, 2019 (17,432,318 shares). The assumed exercise of outstanding stock options and vesting of restricted stock units were included in computing the non-GAAP diluted earnings per share and do not result in material dilution.